Exhibit 99.1
Williams-Sonoma, Inc. announces second quarter 2023 results
Q2 comparable brand revenue -11.9%
Operating margin of 14.6%; diluted EPS of $3.12
Revises 2023 outlook with lower revenues offset by higher operating margin
San Francisco, CA, August 23, 2023 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the second quarter ended July 30, 2023 versus the second quarter ended July 31, 2022.
“We are pleased to deliver another quarter of strong earnings. We significantly exceeded profitability estimates with an operating margin of 14.6% with earnings per share of $3.12, well-above our pre-pandemic results. Our sales ran -11.9% in Q2, but our 2-year comp was essentially flat, and our 4-year comp to 2019 was +39.7%. We achieved these results against an increasingly promotional environment and softening industry metrics by focusing on regular price selling, driving improved customer service and controlling costs,” said Laura Alber, President and Chief Executive Officer.
Alber concluded, “Connecting these results to our expectation for the balance of the year, we are updating our guidance to reflect both the ongoing topline uncertainty and the proven strength in our operating model. We now expect annual revenues to come in at a range of down 5% to down 10%, but we are raising our outlook on operating margin to a range of 15% to 16%. The reduction in our revenue outlook is offset by our raised operating margin guidance.”

SECOND QUARTER 2023 HIGHLIGHTS
•Comparable brand revenue -11.9% with a 2-year comp -0.6% and a 4-year comp +39.7%.
•Gross margin of 40.7% -280bps to LY with selling margin -90bps due to higher shipping and freight costs, and occupancy deleverage of 190bps. Occupancy costs +5.3% to $203 million.
•SG&A rate of 26.1% -30bps to LY driven by employment and advertising leverage. SG&A -13.7% to $486 million.
•Operating income of $272 million with an operating margin of 14.6%.
•Diluted EPS of $3.12 per share.
•Merchandise inventories -16% to $1.3 billion.
•Cash at quarter-end of $514 million with no borrowings outstanding.
•Operating cash flow of $372 million funding dividends and stock repurchases.

OUTLOOK
•We are revising our fiscal 2023 guidance to reflect lower net revenue trends and higher operating margin expectations. The net effect of these changes holds earnings materially in line with our prior implied EPS guidance.
•In fiscal 2023, we now expect net revenue growth in the range of -5% to -10% with an operating margin between 15% to 16%.
•Over the long-term, we continue to expect mid-to-high single-digit annual net revenue growth with operating margin above 15%.

Exhibit 99.1
CONFERENCE CALL AND WEBCAST INFORMATION
Williams-Sonoma, Inc. will host a live conference call today, August 23, 2023, at 7:00 A.M. (PT). The call will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.
CONTACT INFORMATION
Jeff Howie EVP, Chief Financial Officer – (415) 402 4324
Jeremy Brooks SVP, Chief Accounting Officer & Head of Investor Relations – (415) 733 2371

SEC REGULATION G — NON-GAAP INFORMATION
This press release includes non-GAAP financial measures. Exhibit 1 provides reconciliations of these non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential variability and limited visibility of excluded items; these excluded items include exit costs associated with the closure of our West Coast manufacturing facility and the exiting of Aperture, a division of our Outward, Inc. subsidiary, as well as costs related to reduction-in-force initiatives. We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of current period performance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. In addition, certain other items may be excluded from non-GAAP financial measures when the company believes this provides greater clarity to management and investors. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to the GAAP financial measures presented in this press release and our financial statements and other publicly filed reports. Non-GAAP measures as presented herein may not be comparable to similarly titled measures used by other companies.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include, among other things, statements in the quotes of our President and Chief Executive Officer, our updated fiscal year 2023 outlook and long-term financial targets, and statements regarding our industry trends and business strategies.
The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; the continuing impact of inflation and measures to control inflation, including raising interest rates, on consumer spending; the continuing impact of the coronavirus, war in Ukraine, and shortages of various raw materials on our global supply chain, retail store operations and customer demand; labor and material shortages; the outcome of our growth initiatives; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy, supply chain, product, transportation and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; the impact of current and potential future tariffs and our ability to mitigate impacts; the potential for increased corporate income taxes; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 29, 2023 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. We have not filed our Form 10-Q for the quarter ended July 30, 2023. As a result, all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates that are identified prior to the time we file the Form 10-Q. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.
Williams-Sonoma, Inc. is the world’s largest digital-first, design-led and sustainable home retailer. The company’s products, representing distinct merchandise strategies — Williams Sonoma, Pottery Barn, Pottery Barn Kids, Pottery Barn Teen, West Elm, Williams Sonoma Home, Rejuvenation, Mark and Graham and GreenRow — are marketed through e-commerce websites, direct-mail catalogs and retail stores. These brands are also part of The Key Rewards, our loyalty and credit card program that offers members exclusive benefits across the Williams-Sonoma family of brands. We operate in the U.S., Puerto Rico, Canada, Australia and the United Kingdom, offer international shipping to customers worldwide, and have unaffiliated franchisees that operate stores in the Middle East, the Philippines, Mexico, South Korea and India, as well as e-commerce websites in certain locations. We are also proud to be a leader in our industry with our Environmental, Social and Governance (“ESG”) efforts. Our company is Good By Design — we’ve deeply ingrained sustainability into our business. From our factories to your home, we’re united in a shared purpose to care for our people and our planet.
For more information on our ESG efforts, please visit: https://sustainability.williams-sonomainc.com/
WSM-IR

Condensed Consolidated Statements of Earnings (unaudited)

	For the Thirteen Weeks Ended				For the Twenty-six Weeks Ended
	July 30, 2023		July 31, 2022		July 30, 2023		July 31, 2022
(In thousands, except per share amounts)	$	% of Revenues	$	% of Revenues	$	% of Revenues	$	% of Revenues
Net revenues	$1,862,614	100.0%	$2,137,537	100.0%	$3,618,065	100.0%	$4,028,764	100.0%
Cost of goods sold	1,105,047	59.3	1,208,728	56.5	2,185,439	60.4	2,271,407	56.4
Gross profit	757,567	40.7	928,809	43.5	1,432,626	39.6	1,757,357	43.6
Selling, general and administrative expenses	486,019	26.1	563,288	26.4	961,601	26.6	1,068,355	26.5
Operating income	271,548	14.6	365,521	17.1	471,025	13.0	689,002	17.1
Interest expense (income), net	(3,335)	(0.2)	(344)	—	(8,833)	(0.3)	(507)	—
Earnings before income taxes	274,883	14.8	365,865	17.1	479,858	13.3	689,509	17.1
Income taxes	73,376	3.9	98,790	4.6	121,820	3.4	168,321	4.2
Net earnings	$201,507	10.8%	$267,075	12.5%	$358,038	9.9%	$521,188	12.9%
Earnings per share (EPS):
Basic	$3.14		$3.92		$5.51		$7.50
Diluted	$3.12		$3.87		$5.46		$7.36
Shares used in calculation of EPS:
Basic	64,163		68,180		65,006		69,516
Diluted	64,526		69,081		65,586		70,844

2nd Quarter Net Revenues and Comparable Brand Revenue Growth (Decline)[1]

	Net Revenues		Comparable Brand Revenue Growth (Decline)
(In millions, except percentages)	Q2 23	Q2 22	Q2 23	Q2 22
Pottery Barn	$786	$879	(10.6)%	21.5%
West Elm	484	608	(20.8)	6.1
Williams Sonoma	245	249	(0.7)	0.5
Pottery Barn Kids and Teen	256	284	(9.0)	5.3
Other[2]	92	118	N/A	N/A
Total	$1,863	$2,138	(11.9)%	11.3%
1See the Company’s 10-K and 10-Q for the definition of comparable brand revenue, which is calculated on a 13-week basis, and includes business-to-business revenues.
2Primarily consists of net revenues from Rejuvenation, our international franchise operations, and Mark and Graham.

Condensed Consolidated Balance Sheets (unaudited)

	As of
(In thousands, except per share amounts)	July 30, 2023	January 29, 2023	July 31, 2022
Assets
Current assets
Cash and cash equivalents	$514,435	$367,344	$124,944
Accounts receivable, net	117,045	115,685	133,500
Merchandise inventories, net	1,300,838	1,456,123	1,542,428
Prepaid expenses	73,521	64,961	102,312
Other current assets	26,293	31,967	25,537
Total current assets	2,032,132	2,036,080	1,928,721
Property and equipment, net	1,036,407	1,065,381	973,676
Operating lease right-of-use assets	1,232,925	1,286,452	1,174,354
Deferred income taxes, net	73,610	81,389	52,897
Goodwill	77,322	77,307	85,269
Other long-term assets, net	119,415	116,407	104,257
Total assets	$4,571,811	$4,663,016	$4,319,174
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$597,104	$508,321	$680,097
Accrued expenses	184,996	247,594	244,559
Gift card and other deferred revenue	435,369	479,229	498,354
Income taxes payable	127,581	61,204	87,159
Operating lease liabilities	222,155	231,965	206,931
Other current liabilities	96,645	108,138	93,945
Total current liabilities	1,663,850	1,636,451	1,811,045
Long-term operating lease liabilities	1,168,221	1,211,693	1,115,501
Other long-term liabilities	118,785	113,821	114,349
Total liabilities	2,950,856	2,961,965	3,040,895
Stockholders' equity
Preferred stock: $0.01 par value; 7,500 shares authorized, none issued	—	—	—
Common stock: $0.01 par value; 253,125 shares authorized; 64,145, 66,226, and 67,057 shares issued and outstanding at July 30, 2023, January 29, 2023 and July 31, 2022, respectively	642	663	671
Additional paid-in capital	551,507	573,117	541,895
Retained earnings	1,084,772	1,141,819	750,083
Accumulated other comprehensive loss	(14,540)	(13,809)	(13,631)
Treasury stock, at cost	(1,426)	(739)	(739)
Total stockholders' equity	1,620,955	1,701,051	1,278,279
Total liabilities and stockholders' equity	$4,571,811	$4,663,016	$4,319,174

Retail Store Data (unaudited)

	Beginning of quarter			End of quarter	As of
	April 30, 2023	Openings	Closings	July 30, 2023	July 31, 2022
Pottery Barn	188	3	(1)	190	189
Williams Sonoma	165	—	(1)	164	175
West Elm	123	1	(1)	123	121
Pottery Barn Kids	46	—	—	46	52
Rejuvenation	9	—	—	9	9
Total	531	4	(3)	532	546

Condensed Consolidated Statements of Cash Flows (unaudited)

	For the Twenty-six Weeks Ended
(In thousands)	July 30, 2023	July 31, 2022
Cash flows from operating activities:
Net earnings	$358,038	$521,188
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	110,843	102,455
Loss on disposal/impairment of assets	14,185	5,413
Non-cash lease expense	126,981	110,511
Deferred income taxes	(3,841)	(7,636)
Tax benefit related to stock-based awards	12,334	10,828
Stock-based compensation expense	44,159	51,743
Other	(1,647)	(1,481)
Changes in:
Accounts receivable	(1,502)	(1,985)
Merchandise inventories	154,712	(295,458)
Prepaid expenses and other assets	(6,615)	(30,585)
Accounts payable	87,840	59,404
Accrued expenses and other liabilities	(67,955)	(78,895)
Gift card and other deferred revenue	(43,699)	50,503
Operating lease liabilities	(135,206)	(120,036)
Income taxes payable	66,358	7,623
Net cash provided by operating activities	714,985	383,592
Cash flows from investing activities:
Purchases of property and equipment	(92,880)	(148,548)
Other	211	86
Net cash used in investing activities	(92,669)	(148,462)
Cash flows from financing activities:
Repurchases of common stock	(310,000)	(766,424)
Payment of dividends	(116,643)	(112,674)
Tax withholdings related to stock-based awards	(49,950)	(79,275)
Net cash used in financing activities	(476,593)	(958,373)
Effect of exchange rates on cash and cash equivalents	1,368	(2,151)
Net increase (decrease) in cash and cash equivalents	147,091	(725,394)
Cash and cash equivalents at beginning of period	367,344	850,338
Cash and cash equivalents at end of period	$514,435	$124,944

Exhibit 1

2nd Quarter GAAP to Non-GAAP Reconciliation (unaudited)

	For the Thirteen Weeks Ended				For the Twenty-six Weeks Ended
	July 30, 2023		July 31, 2022		July 30, 2023		July 31, 2022
(In thousands, except per share data)	$	% of revenues	$	% of revenues	$	% of revenues	$	% of revenues
Occupancy costs	$203,259	10.9%	$192,964	9.0%	$405,871	11.2%	$379,370	9.4%
Exit Costs[1]	—		—		(239)		—
Non-GAAP occupancy costs	$203,259	10.9%	$192,964	9.0%	$405,632	11.2%	$379,370	9.4%

Gross profit	$757,567	40.7%	$928,809	43.5%	$1,432,626	39.6%	$1,757,357	43.6%
Exit Costs[1]	—		—		$2,141		—
Non-GAAP gross profit	$757,567	40.7%	$928,809	43.5%	$1,434,767	39.7%	$1,757,357	43.6%

Selling, general and administrative expenses	$486,019	26.1%	$563,288	26.4%	$961,601	26.6%	$1,068,355	26.5%
Exit Costs[1]	—		—		(15,790)		—
Reduction-in-force Initiatives[2]	—		—		(8,316)		—
Non-GAAP selling, general and administrative expenses	$486,019	26.1%	$563,288	26.4%	$937,495	25.9%	$1,068,355	26.5%

Operating income	$271,548	14.6%	$365,521	17.1%	$471,025	13.0%	$689,002	17.1%
Exit Costs[1]	—		—		17,931		—
Reduction-in-force Initiatives[2]	—		—		8,316		—
Non-GAAP operating income	$271,548	14.6%	$365,521	17.1%	$497,272	13.7%	$689,002	17.1%

	$	Tax rate	$	Tax rate	$	Tax rate	$	Tax rate
Income taxes	$73,376	26.7%	$98,790	27.0%	$121,820	25.4%	$168,321	24.4%
Exit Costs[1]	—		—		4,690		—
Reduction-in-force Initiatives[2]	—		—		2,174		—
Non-GAAP income taxes	$73,376	26.7%	$98,790	27.0%	$128,684	25.4%	$168,321	24.4%

Diluted EPS	$3.12		$3.87		$5.46		$7.36
Exit Costs[1]	—		—		0.20		—
Reduction-in-force Initiatives[2]	—		—		0.09		—
Non-GAAP diluted EPS[3]	$3.12		$3.87		$5.75		$7.36

1During Q1 2023, we incurred exit costs of $17.9 million, including $9.3 million associated with the closure of our West Coast manufacturing facility and $8.6 million associated with the exiting of Aperture, a division of our Outward, Inc. subsidiary.

2During Q1 2023, we incurred costs related to reduction-in-force initiatives of $8.3 million primarily in our corporate functions.
3Per share amounts may not sum due to rounding to the nearest cent per diluted share.
SEC Regulation G – Non-GAAP Information
These tables include non-GAAP occupancy costs, gross profit, gross margin, selling, general and administrative expense, operating income, operating margin, income taxes, effective tax rate and diluted EPS. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly actual results on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.